UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2020

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive

Chicago, Illinois 60606-7147

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange Chicago Stock Exchange
5.625% Senior Notes due 2066	GMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry Into A Material Definitive Agreement

On March 9, 2020, GATX Corporation (“GATX”, “we”, “us” or “our”) entered into a senior unsecured term loan credit agreement for a principal amount of up to $500 million with Morgan Stanley Senior Funding, Inc. as Administrative Agent, and the other Lenders that are party thereto (the “Credit Facility”). Any borrowings under the Credit Facility will mature 364 days after the effective date of the Credit Facility. The interest rate applicable to borrowings under the Credit Facility will vary based on prevailing market rates and our credit ratings and interest elections.

The Credit Facility contains customary representations and warranties and affirmative and negative covenants, including a financial covenant related to our fixed charge coverage ratio. As is customary in such financings, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default, subject to the expiration of any applicable cure period.

The administrative agent, joint lead arrangers and certain other lenders under the Credit Facility and their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for us and our affiliates, for which they have received or will receive fees and reimbursement of expenses.

The description above is a summary of the Credit Facility and is qualified in its entirety by the complete text of the agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On 9, 2020, we entered into the Credit Facility described in Item 1.01 above, which information is incorporated by reference into this Item 2.03

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits.

10.1

Term Loan Credit Agreement dated as of March 9, 2020 among GATX Corporation, as borrower, and the initial lenders named therein, as initial lenders, and Morgan Stanley Senior Funding Inc., as agent, and Morgan Stanley Senior Funding, Inc. and BofA Securities, Inc., as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President, Chief
Financial Officer
(Duly Authorized Officer)

Date: March 9, 2020